Exhibit 3.151

CERTIFICATE OF INCORPORATION OF

RIO ESCONDIDO COAL CORP.

1. The name of the corporation is

RIO ESCONDIDO COAL CORP.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name or its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) and the par value of each of such shares is Ten Dollars ($10.00) amounting in the aggregate to Ten Thousand Dollars ($10,000.00).

At all elections of directors of the corporation, each stockholder shall be entitled to as many votes as shall equal the number of votes which (except for such provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit.

5A. The name and mailing address of each incorporator is as follows:

NAME	MAILING ADDRESS
M. A. Brzoska	Corporation Trust Center 1209 Orange Street Wilmington, Delaware 19801
K. A. Widdoes	Corporation Trust Center 1209 Orange Street Wilmington, Delaware 19801
L. J. Vitalo	Corporation Trust Center 1209 Orange Street Wilmington, Delaware 19801

5B. The name and mailing address of each person, who is to serve as a director until the first annual meeting of the stoekholdcrs or until a successor is elected and qualified, is as follows:

NAME	MAILING ADDRESS
J. E. Lushefski	701 Market Street, Suite 700 St. Louis, Missouri 63101
J. M. Wootten	P.O. Box 66746 St. Louis, Missouri 63166

6. The corporation is to have perpetual existence.

7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

9. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

10. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

11. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 17th day of March , 1993.

/s/ M. A. Brzsoka
Incorporator

/s/ K. A. Widdoes
Incorporator

/s/ L. J. Vitalo
Incorporator

STATE OF DELAWARE

CERTIFICATE OF MERGER

OF

RIO ESCONDIDO COAL CORP., a Delaware Corporation

AND

PHC ACQUISITION CORP., a Delaware Corporation

Pursuant to Title 8, Section 251(c) of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

1. The constituent business entities participating in the merger herein certified are:

a. Rio Escondido Coal Corp., which is incorporated under the laws of the State of Delaware; and

b. PHC Acquisition Corp., which is incorporated under the laws of the State of Delaware.

2. The Agreement and Plan of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent entities.

3. The name of the surviving entity in the merger herein certified is Rio Escondido Coal Corp., a Delaware corporation, which will continue in existence as said surviving corporation under the name “PHC Acquisition Corp.” upon the effective date of said merger pursuant to the provisions of the Delaware General Corporation Law.

4. The Certificate of Incorporation of Rio Escondido Coal Corp., as existing as of the effective date of the merger, shall continue in full force and effect as the Certificate of Incorporation of the surviving corporation except that Paragraph 1 of the Certificate of Incorporation shall be deleted in its entirety and the following shall be substituted in lieu thereof:

“1. The name of the corporation is PHC ACQUISITION CORP.”

5. The merger is to be effective as of the date of filing this Certificate of Merger with the Delaware Secretary of State.

6. The executed Agreement and Plan of Merger between the aforesaid constituent entities is on file at the principal place of business of the aforesaid surviving corporation, the address of which is as follows:

701 Market Street, Suite 730

St. Louis, Missouri 63101

7. A copy of the aforesaid Agreement and Plan of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any shareholder of the constituent corporations.

IN WITNESS WHEREOF, said surviving corporation has caused this Certificate of Merger to be signed by an authorized officer on this 8th day of September, 2005.

RIO ESCONDIDO COAL CORP.

By:	/s/ Walter L. Hawkins, Jr.
Name: Walter L. Hawkins, Jr.
Title: Vice President

CERTIFICATE OF CONVERSION

FROM A CORPORATION TO A LIMITED LIABILITY COMPANY

PURSUANT TO SECTION 266 OF THE

DELAWARE GENERAL CORPORATION LAW

1.	The name of the Corporation is PHC Acquisition Corp.

2.	The date on which the original Certificate of Incorporation was filed with the Secretary of State is March 17, 1993.

3.	The name of the limited liability company into which the corporation is herein being converted is Peabody Holding Company, LLC.

4.	The conversion has been approved in accordance with the provisions of Section 266 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Convciaion effective as of the 2nd day of December, 2005.

By:	/s/ Joseph W. Bean
Joseph W. Bean, Assistant Secretary

CERTIFICATE OF FORMATION

OF

PEABODY HOLDING COMPANY, LLC

I.	The name of the limited liability company is PEABODY HOLDING COMPANY, LLC.

2.	The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Peabody Holding Company, LLC this 2nd day of December, 2005.

By:	/s/ Joseph W. Bean
Joseph W. Bean, Assistant Secretary

STATE OF DELAWARE

CERTIFICATE OF CHANGE OF AGENT

AMENDMENT OF LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is PEABODY HOLDING COMPANY, LLC

2. The Registered Office of the limited liability company in the State of Delaware is changed to 2711 Centerville Road, Suite 400 (street), in the City of Wilmington Zip Code 19808. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is Corporation Service Company

By:	/s/ Kenneth L. Wagner
Authorized Person

Name:	Kenneth L. Wagner
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